UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 16, 2025
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2025, the Board of Directors (the “Board”) of AZZ Inc. (the “Company”) appointed Jeff Vellines, 50, as President and Chief Operating Officer of the Company's Precoat Metals business segment to be effective as of March 1, 2025 (the “Effective Date”). Mr. Vellines has served as President — Precoat Metals of the Company since March 2024 and previously served as Senior Vice President, Commercial Operations — Precoat Metals from November 2021 to March 2024. Prior to joining the Company, Mr. Vellines served as Vice President, Sales — Precoat Metals, formerly a division of Sequa Corporation. He holds a B.A. in Communications from the University of Illinois, and a M.B.A. from Northwestern's Kellogg School of Management.

In his position as President and Chief Operating Officer of Precoat Metals, beginning on the Effective Date the Company will pay Mr. Vellines an annual base salary of $435,000 for fiscal year 2026. For fiscal year 2026, he will have the opportunity to earn an annual cash incentive award under the Company’s Senior Management Bonus Plan (the “STI Plan”), with a target amount of 70% of his annual base salary upon the achievement of certain individual and Company performance metrics. Mr. Vellines will also receive fiscal year 2026 annual equity target awards based upon 100% of his annual base salary, consisting of: (i) 50% performance share units ("PSUs") that vest and are settled at the end of a three-year performance cycle based upon the achievement of pre-determined performance metrics relative to the Company's industry peer performance, and (ii) 50% restricted stock units ("RSUs") that vest one-third each year, subject to continued employment, both of which will be issued under the Company's 2023 Long-Term Incentive Plan (the "2023 LTI Plan").

Name	Position	FY2026 Base Salary	FY2026 STI Plan Target Value	FY2026 2023 LTI Plan Target Value

Jeff Vellines	President and Chief Operating Officer – Precoat Metals	$435,000	$304,500	$435,000

Mr. Vellines will continue to participate in the Company's health and welfare benefit plans that are applicable to other employees. In addition, he is eligible to participate in the AZZ Inc. Executive Officer Severance Plan (the “Executive Severance Plan”) and receive benefits in the event his employment is terminated by the Company without Cause, by him for Good Reason or in the event of a Change in Control (each term as defined in the Executive Severance Plan). The Executive Severance Plan provides for severance payments which may include a maximum payment of: (i) 200% of the total of his annual base salary and target cash bonus, (ii) accrued paid time off through the date of termination, (iii) a pro-rated annual cash bonus at target for the number of days of employment in the fiscal year of termination, (iv) full vesting of all outstanding time-based equity awards, and (v) COBRA continuation coverage for 24 months, based upon the reason for termination. In the event of a termination, the receipt of severance payments is conditioned upon the execution of a general release in a form approved by the Company.

There are no arrangements or understandings between Mr. Vellines and any other person pursuant to which he was appointed as an officer. He does not have any family relationship with any director or other executive officer of the Company, and there are no transactions directly or indirectly in which Mr. Vellines has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Consistent with the Company’s succession planning and executing on its strategic growth plan, and in conjunction with Mr. Vellines appointment to his new role, Kurt Russell, who currently serves as the Company’s Chief Operating Officer of the Precoat Metals business segment, will as of the same Effective Date, transition to the role of Senior Vice President and Chief Strategic Officer, where he will focus on several of the Company’s strategic growth initiatives.

Item 7.01	Regulation FD Disclosure.
On January 23, 2025, the Company issued a press release announcing these changes in executive leadership, a copy of which is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit	Description
99.1	Press release issued by AZZ Inc., dated January 23, 2025.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: January 23, 2025	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary